CONSENT OF INDEPENDENT ACCOUNTANTS

WE  CONSENT  TO  THE  INCORPORATION  BY  REFERENCE  IN  POST  EFFECTIVE

AMENDMENT NO. 30 TO THE REGISTRATION STATEMENT OF CALVERT SOCIAL INVESTMENT FUND (COMPRISED OF THE MONEY MARKET, BALANCED, BOND, EQUITY, AND MANAGED INDEX PORTFOLIOS) ON FORM N -IA (FILE NUMBER 2-75106 AND 811-3334) OF OUR REPORT DATED NOVEMBER 10,1999, ON OUR AUDIT OF THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF
THE PORTFOLIOS, WHICH REPORT IS INCLUDED IN THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR
ENDED SEPTEMBER 30, 1999, WHICH IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT. WE ALSO CONSENT TO THE REFERENCE OF OUR FIRM UNDER THE CAPTION "FINANCIAL
HIGHLIGHTS" IN THE PROSPECTUS AND "INDEPENDENT ACCOUNTANTS" IN THE STATEMENT OF ADDITIONAL INFORMATION,

PRICEWATERHOUSECOOPERS  LLP

BALTIMORE,  MARYLAND
JANUARY  26,  2000